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                                                                    EXHIBIT 21.1


                SUBSIDIARIES OF SOUTHERN FINANCIAL BANCORP, INC.


                                                      Jurisdiction of
  Name of Subsidiary                           Incorporation or Organization
  ------------------                           -----------------------------
Southern Financial Bank                               Virginia
Southern WebTech.com                                  Virginia
Southern Financial Capital Trust I                    Delaware
Southern Financial Statutory Trust I                  Connecticut